Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion, Dated March __, 2018

KYN Capital Group, Inc.

$3,000,000

3,000,000,000 SHARES OF COMMON STOCK

$0.001 PER SHARE

This is the initial public offering of securities of KYN Capital Group, Inc., a Nevada corporation. We are offering 3,000,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.001 per share (the “Offered Shares”). This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 500,000 Offered Shares ($500); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

The offering will be at a fixed price of $0.001. The Company will offer and sell all of the shares in the offering at the price of $0.001 per share for the duration of the offering.

Our common stock currently trades on the Pink Open Market under the symbol “KYNC” and the closing bid price of our common stock on February 23, 2017 was $0.20. Our common stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is approved by the Attorney General of the state of New York.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our President will use his commercially reasonable best efforts in an attempt to offer and sell the Shares. Our President will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the President will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. The offering will be conducted primarily by the Company's President, Mr. Clem Yeboah. Mr. Yeboah meets the requirements of Rule 3a4-1 because (1) he is not be subject to a statutory disqualification, as defined in Section 3(a)(39) of the Exchange Act, he will not be compensated in connection with the sale of the issuer’s securities by the payment of commissions, bonus, or other remuneration based either directly or indirectly on transactions in securities. He is not an an associated person of a broker or dealer. Further, his sales duties are limited in frequency and proportion. He is serving and will serve as President of the Company and will be selling securities only in connection with this offering.

The President intends to rely heavily on advertising, social media, email campaigns, and other such avenues of communication. The President intends to identify and contact prospective purchasers by such means.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.001	$3,000,000.00
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Us from this Offering to the Public (Before Expenses (4)	$0.001	$3,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.
(2)	This is a “best efforts” offering. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(3)	We are offering these securities without an underwriter.
(4)	Excludes estimated total Offering expenses, will be approximately $300,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.001 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is March __, 2018.

This offering is being made on a basis without the use of an exclusive placement agent. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no present plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. The offering will be conducted primarily by the Company's President, Mr. Clem Yeboah. Mr. Yeboah meets the requirements of Rule 3a4-1 because he is not subject to a statutory disqualification, as defined in Section 3(a)(39) of the Exchange Act, he will not be compensated in connection with the sale of the issuer’s securities by the payment of commissions, bonus, or other remuneration based either directly or indirectly on transactions in securities. He is not an associated person of a broker or dealer. Further, his sales duties are limited in frequency and proportion. He is serving and will serve as President of the Company and will be selling securities only in connection with this offering.

The President intends to rely heavily on advertising, social media, email campaigns, and other such avenues of communication. The President intends to identify and contact prospective purchasers by such means.

Management will make its best effort to fill the subscription in the state of New York. However, in the event that management is unsuccessful in raising the required funds in New York, the Company may file a post qualification amendment to include additional jurisdictions that Management has determined to be in the best interest of the Company for the purpose of raising the maximum offer. In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead. The Company has not currently engaged any party for the public relations or promotion of this offering. As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “KYN Capital Group, Inc.”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of KYN Capital Group, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our ability to successfully develop material revenue streams from our developmental activities, many of which are close to start up and not operating at the present time.

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “KYN Capital Group, Inc.” was incorporated originally on November 12, 2004, under the laws of the State of Nevada, to engage in any lawful corporate undertaking under the name of New Taohuayuan Culture Tourism Co. Ltd., which was an investment holding company. The Company was administratively abandoned and reinstated in March 2015 through a court appointed guardian – Custodian. On March 26, 2015, the Company changed its name to KYN Capital Group Inc. to reflect the acquisition of KYN Capital Group Inc., its operating subsidiary organized and exiting under the laws of the State of Wyoming. The Company’s common shares are quoted on the “Pink Sheets” quotation market under the symbol “KYNC”.

In March 2015, the Board of Directors of the Company approved to issue 260,000 control shares of Convertible Series A Preferred Stock to KYN Capital Interests, Inc., for its services in connection with reorganization of the Company and as consideration for the acquisition of the KYN Capital Group, Inc. subsidiary. Such issuance gave KYN Capital Interests, Inc a majority of the then issued and outstanding voting power, or 58.13%, of the Company, resulting in a change in control of the Company. KYN Capital Interests, Inc. is also the holder of 47.79% interest of KYN Capital Group Inc., our operating subsidiary organized and exiting under the laws of the State of Wyoming (“KYN SUB”).

On April 9, 2015, the Company entered into a Plan of Exchange with KYN Capital Group Inc., a corporation organized and exiting under the laws of the State of Wyoming (“KYN SUB”), pursuant to which the Company acquired 100% of the Capital Shares of KYN SUB in exchange for an issuance by the Company of 47,500,000 shares of Common Stock to KYN SUB Shareholders, and/or their assigns. The above issuance gave KYN SUB Shareholders and/or their assigns a 'controlling interest' in the Company representing approximately 99.98% of the issued and outstanding shares of the Company’s Common Stock. The Company and KYN SUB were hereby reorganized, such that the Company acquired 100% of the Capital Shares of KYN SUB, and KYN SUB became wholly-owned operating subsidiary of the Company.

The transaction has been accounted for as a reverse acquisition and recapitalization of the Company whereby KYN SUB deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer). The accompanying consolidated financial statements are in substance those of KYN SUB, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of stock exchange transaction. The Company is deemed to be a continuation of the business of KYN SUB. Accordingly, the accompanying consolidated financial statements include the following:

(1)	The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2)	The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of stock exchange transaction.

The Company, through its wholly-owned subsidiary, is a Capital-Finance Leasing Company, primarily involved in real estate acquisitions, asset-based lending, and equipment-leasing. The Company specializes in acquiring real estate under market value, and the equity that is available for being taken out as capital to be re-invested into, asset-based lending, and equipment-leasing. The Company provides asset- based loans for companies and individuals that provide adequate, and suitable collateral for a loan. The loan amounts range from a minimum of $250,000 to a maximum of, $100 Million.

The Issuer’s offices are located at 535 Fifth Avenue, 4th Floor, New York, NY 10017. We maintain a website at http://www.kyncapitalgroup.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the Pink Open Market under the symbol “KYNC.” The Issuer’s securities have not recently been delisted by any securities exchange. The Issuer filed a Form 15-12G with the Securities and Exchange Commission de- registering its Common Stock on March 31, 2015.

Issuer:	KYN Capital Group, Inc.

Business:	The Company, through its wholly-owned subsidiary, is a capital finance leasing company, primarily involved in real estate acquisitions, leveraged buyouts, asset-based lending, and equipment-leasing.

Securities offered:	A maximum of 3,000,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.001 per share (the “Offered Shares”).

Number of shares of Common Stock \ outstanding before the Offering:	54,011,699 shares of Common Stock

Number of shares of Common Stock to be outstanding after the Offering:	3,054,011,699 shares of Common Stock, if the maximum amount of Offered Shares are sold.

Price per share:	$0.001

Maximum offering amount:	3,000,000,000 shares at $0.001 per share, or $3,000,000.

Trading Market:	Our Common Stock trades on the Pink Open Market under the symbol “KYNC.”

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Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $2,700,000. We will use these net proceeds for acquisitions and working capital and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including, but not limited to:

Speculative nature of our business.

Competition.

Concerns about our ability to continue as a going concern.

Our need for more capital.

Risks of competition.

Use of proceeds to pay debt.

Immediate and substantial dilution. Limited market for our stock.

Dilution.

Use of Forward-Looking Statements

Investors are advised to read and pay careful attention to the section on Risk Factors.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Relating to Our Businesses

The Company has not experienced any revenues.

The Company has not experienced any revenues and is in the early stage of developing its business plan. There is no assurance that the Company will be able to successfully generate revenues from its businesses.

The Company is insolvent and a substantial part of the offering proceeds will be used to pay debt.

We are insolvent as our current assets are greatly exceeded by our current liabilities. There are concerns about our ability to continue as a going concern. We are dependent upon external sources for the financing of our operations, including the proceeds of this offering. A substantial portion of the proceeds of this offering will be used to pay debt, see “Use of Proceeds.”

If the Company is not able to achieve significant funding, its growth will be limited.

The Company's businesses, real estate investment and equipment leasing, are capital intensive. If the Company is not able to achieve significant funding its growth and profitability will be limited.

Risks Related to Our Real Estate Activities

We may own only one or a few properties increasing our risk.

The Company may only own one or a few properties, increasing risk. For example, if there is any civil unrest, riot, terrorism, massive robbery, organized larceny, incendiary, juvenile delinquency and incited racial hatred could bring physical damages to the property and its operation; and any natural disasters aroused by earthquake and climate accidents that could physically hurt the building.

If such damages were to occur, we are unable to predict how much insurance will compensate us and when the compensation will come. An issue with the insurance company might take some time to solve or failed and the company's resource might not support to the moment when the company can recover. It is unpredictable for any negative impacts to the property which is caused by any exceptional source or reason out of control. Bad weather as heavy snow showers in Buffalo area is not occasional which will bring roof damage and inaccessible to the building. The company has no ability to protect the asset when either the negative human behavior or natural accident happens.

We might, as the owner of the property, be involved in issues with employees, clients and visitors.

The Company as the owner of a building might be sued for any number of reason including accessibility to the building, slip and falls, or accidents. Asbestos problems are a more serious risk to people in the building and the Company will be sued if the abatement is not carried out successfully. The Federal government and New York State have serious regulations on environment health, any violation will bring about bad consequence

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If we must renovate a property we will be subject to risks aroused by contract.

The renovation progress may be adversely affected by errors in our contractor management. Budget overrun, delays, low quality and other issues that might occur. Adequate construction supervision will limit those issues. The main sources of risk exist in following fields:

•	Architect
•	Roof repair contractor
•	Asbestos abatement contractor
•	Plumbing contractor
•	Electric contractor
•	Ventilation and A/C contractor
•	Fire alarm and sprinkler system contractor
•	Flooring contractor
•	Window and wall repair contractor
•	Painting contractor

Supervision of diversified contractors is difficult.

We may be subject to risks associated with building renovation.

Our projects may be subject to significant risks relating to our ability to complete them on time and within budget. Factors that may result in the development projects we may undertake exceeding budget or being prevented from completion include:

•	a delay in obtaining governmental permits, approvals and authorizations
•	inability find a qualified contractor
•	a delayed abatement for asbestos contained materials
•	problem of contractor itself and the delay by the problem
•	an increase in raw material costs
•	an increase in labor cost
•	budget overrun and an inability to secure sufficient financing for the completion of renovation
•	neighbor complaints and the suspension of the renovation
•	violations and stop work orders by government inspector
•	labor accident that is not covered by the contractor
•	bad weather

If any of the forgoing occurs or exists, we may not achieve our projected returns and we could lose some or all of our investments.

Our results of operations and financial condition will be greatly affected by the performance of the real estate industry.

Our real estate activities are, and will continue to be, subject to numerous factors beyond our control, including local real estate market conditions in areas where our potential customers reside, substantial existing and potential competition, general economic conditions, fluctuations in interest rates and changes in demographic conditions. Commercial property markets have historically been subject to strong periodic cycles driven by numerous factors beyond our control. An economic climate change and regional economic stagnation will bring with:

•	increases in interest rates, transactional cost, HR costs and tax rates
•	a decline in prevailing rental rates
•	a decline in demand for work space and facilities
•	a decline in new business, NGO, community service, artistic and sports events
•	a decline creative products and services, training courses
•	a decline of population

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Because of our limited history and immature organization, an investment in our Company is inherently risky.

Because we are a company with a limited history, our operations are subject to numerous risks similar to those of a start-up company. Our real estate results will be affected by multiple factors, for example: the location of the property; the Company’s administration proficiency, service quality, investment ability and marketing; local resources, economic demographics, community relations, security; political events, culture adaptability; technique competition; transaction costs, economic cycles; and natural disasters. The output and success of our business is hard to predict. We cannot assure you that we will find the right persons and organize an excellent team in one to two year(s).

We may come across doubtful debts and bad debts with tenants.

As a Lessor, we will ask all prospective tenants to fill out an application and we will make a very preliminary survey of the tenant’s credit and business background before signing a lease agreement. We are not authorized to do anything further to understand their business and we have no rights to ask for the tenants to show us their financial statements, business relationships and business plan.

As a Lessor we may be sued by a Lessee for tenant rights.

A tenant has many rights, some rights are “visible” i.e., governmental regulations and the lease contract. The Company may be involved in issues related to tenant security and privacy, environmental health, discrimination, parking space, utilities and structural maintenance; some rights are “invisible” and unpredictable. You do not know where the problem or how to compensate the Lessee. The violation of a tenant rights might be made by administrators but it can also be committed by a temporary labor that provides daily services to client. We are not sure if the Company will be involved in tenant rights issues and the consequences.

There is a current net loss, significant current liabilities, and substantial doubt regarding the Company’s ability to continue as a going concern,

As of September 30, 2017, the Company has not generated revenues and has accumulated losses of $2,343,505. The net loss for the nine months ended September 30, 2017 was $705,238. The Company has $2,360,516 in current liabilities and only $1,873 in current assets, giving it a large working capital deficit. The continuation of the Company is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Bank loans are based on a company's history, proceeds and balance. It is difficult to get line of credit from bank when a company cannot meet the financial institution's requirements. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

We are subject to diversified uncertainty associated with the management of the property.

Our projected income may decline due to human resource problems. We intend to use a professional team to manage the renovation schedule and supervise the progress. We will recruit a marketing manager to promote public relations as well as developing our business brand. We will look for professional engineers to maintain the building. Since all of the preparation is at its preliminary stage, the outcome will be uncertain. It is difficult to build a highly efficient and professional management team. If any negative events come into existence, we may not achieve our projected returns and lose some or all of our investments.

Risks related to our leasing business

Macroeconomic conditions could have a material adverse effect on our business, results of operations, financial condition and stock price.

Key macroeconomic conditions historically have affected our business, results of operations and financial condition and are likely to affect them in the future. Consumer confidence, energy prices, unemployment, infrastructure spending by state and local governments and residential and non-residential construction activity are among the factors that often impact the borrowing behavior of our customers. Poor economic conditions reduce the demand for industrial and commercial equipment and our customers’ ability to repay their obligations to us which, in each case, reduces our finance income and increases our credit losses.

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While certain economic conditions in the United States have shown signs of improvement following the recent global economic crisis, economic growth has been slow and uneven as consumers continue to face domestic concerns, as well as economic and political conditions in the global markets. A prolonged period of slow economic growth or a significant deterioration in economic conditions would likely affect our customers’ activity levels and the ability and willingness of customers to finance new purchases or leases or to pay amounts already owed to us, and could have a material adverse effect on our business, results of operations and financial condition.

A deterioration in macroeconomic conditions could also adversely affect our ability to fund in the wholesale market at attractive rates which could increase our cost of capital. For example, in 2009, the economic crisis had a deep impact on the wholesale funding market which significantly affected the terms of our funding in that market, particularly in the aftermath of the bankruptcy of Lehman Brothers Holdings, Inc. A reduction in our financing opportunities or market developments that make wholesale funding unprofitable could negatively impact our business, financial condition and results of operations.

Macroeconomic conditions may also cause our net earnings to fluctuate and diverge from expectations of securities analysts and investors, who may have differing assumptions regarding the impact of these conditions on our business, and this may adversely impact the trading price of our common stock.

Changes in market interest rates could have a material adverse effect on our net earnings, funding and liquidity.

Our profitability depends in large part upon the extent to which our average yield on finance receivables exceeds our average cost of borrowed funds (“net interest spread”). Because our borrowed funds mature or reprice at a faster rate than our finance receivables, a rapid and sustained rise in market interest rates, increasing our total cost of funds, could materially reduce our net interest spread and, therefore, reduce or eliminate our profitability. In addition, increases in market interest rates could materially reduce the volume of originations of new financings and leases because current or prospective customers may refrain from borrowing at higher rates of interest.

We may borrow most of the money we lend to our customers and any constraints on the amount of funds that are available for us to borrow at any given time could have a material adverse effect on our business, results of operations and financial condition.

We may borrow most of the money we lend to our customers and, as a result, liquidity, or the amount of funds that are available for us to borrow at any given time, is very important to our business. Our inability to access funds, or to access funds on commercially attractive terms, to support our financing activities could have an adverse effect on our business, results of operations and financial condition.

Continuing to meet our cash requirements over the long-term could require substantial liquidity and access to sources of funds, including capital and credit markets. Such markets may not continue to represent a reliable source of financing, particularly if global economic conditions were to deteriorate. In the face of deteriorating global economic conditions, we could face materially higher financing costs, become unable to access adequate funding to operate and grow our business and/or meet our debt service obligations as they mature, and could be required to draw upon contractually committed lending agreements and/or to seek other funding sources. However, under distressed market conditions, such liquidity or funding sources may not be sufficient for our needs or available at all, which would restrict or prohibit our ability to generate new finance receivables and negatively affect our income, results of operations and financial condition.

Changes in the tax law may adversely affect us.

Congress is currently considering changes in the tax law. We are unable to predict what changes will be enacted and how such changes will affect us. Changes in tax law may affect investments in real estate and the market for real estate generally. Changes in the tax law my affect tax deductions for equipment leasing and the willingness to lease equipment generally.

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Lending to small and medium sized, privately owned companies exposes us to increased credit risk.

Inherent in our business is the credit risk associated with our customers. The creditworthiness of each customer and the rate of delinquencies, repossessions and net losses on customer obligations are directly impacted by several factors, including relevant industry and economic conditions, the availability of capital, the experience and expertise of the customer’s management, commodity prices and the sustained value of the underlying collateral. We provide financings primarily to small and medium-sized, privately owned businesses. As compared to larger, publicly owned firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position and may need more capital to expand or compete. Accordingly, receivables from the type of customers we typically serve may entail heightened risks. These customers are more sensitive to the effects of, among other factors, poor regional and general economic conditions, rising fuel and financing costs, loss of key personnel and increased competition. The effects of any of these factors on our customers’ operations and the ability of our customers to meet their obligations could negatively impact our business, financial condition and results of operations.

Our allowance for credit losses may not be adequate to cover actual losses, which may adversely affect our financial condition and results of operations.

We will maintain an allowance for credit losses to cover management’s estimate of expected future losses as of the balance sheet date resulting from the non- performance of our customers under their contractual obligations. The determination of the allowance involves significant assumptions, complex analysis, and management judgment and requires us to make significant estimates of current credit risks using existing qualitative and quantitative information, any or all of which may change. As a result, our allowance for credit losses may not be adequate to cover our actual losses. In addition, changes in economic conditions affecting our customers, accounting rules and related guidance and other factors, both within and outside of our control, may require changes to the allowance for credit losses. A material increase in our allowance for credit losses or a material difference between our allowance for credit losses and our actual losses may adversely affect our financial condition and results of operations.

If we fail to comply with financial and other covenants under our loan agreements, our business, financial condition and results of operations may be materially and adversely affected.

We will enter into loan agreements containing financial and other covenants that require us to maintain certain financial ratios or impose certain restrictions on the disposition of our assets or the conduct of our business. While we are currently in compliance with all financial and other covenants, we may be unable to comply with some or all of these financial and other covenants in the future, particularly in periods of broader economic distress. If we are in breach of one or more financial or other covenants under any of our loan agreements and are not able to obtain waivers from the lenders or prepay such loan, such breach would constitute an event of default under the loan agreement. As a result, repayment of the indebtedness under the relevant loan agreement may be accelerated, which may in turn require us to repay the entire principal amount including interest accrued, if any, of certain of our other existing indebtedness prior to their maturity under cross-default provisions of other loan agreements. If we are required to repay a significant portion or all of our existing indebtedness prior to their maturity, we may lack sufficient financial resources to do so. Furthermore, a breach of those financial and other covenants will also restrict our ability to pay dividends. Any of those events could have a material adverse effect on our business, financial condition and results of operations. At present, we have no loans with financial covenants.

Adverse developments in certain industries may have an adverse effect on our business, financial condition and results of operations.

Our customers are concentrated in the construction, fleet transportation and waste industries, which are sensitive to changes in general levels of activity in related industries, which may include services, manufacturing, mining, distribution and wholesale, forestry, transportation and retail. Adverse developments concerning any of these related industries may also increase the rate of delinquencies and defaults by our customers in the construction, fleet transportation and waste industries. Any resulting delay or reduction in collection of payments on our receivables may negatively impact our business, financial condition and results of operations. Adverse changes in these industries may have a corresponding adverse effect on amounts received upon a foreclosure from the sale or other disposition of financed equipment.

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We are in a highly competitive business and may not be able to compete effectively, which could impact our profitability.

Our business is highly competitive. We compete with banks, manufacturer-owned and independent finance and leasing companies, as well as other financial institutions. These competitors may have sources of funds available at a lower cost than those available to us, thereby enabling them to provide financing at rates lower than we may be able to profitably provide. In addition, these competitors may be better positioned than we are to market various services and financing programs to vendors and users of equipment because of their ability to offer additional services and products, and more favorable rates and terms. These competitors may have longer operating histories and may possess greater financial and other resources than we do. As a result of competition, we may not be able to attract new customers, retain existing customers or sustain the rate of growth that we have experienced to date, and our ability to maintain or grow our portfolio may decline.

Because our underwriting process relies heavily on information provided by our customers, we are susceptible to customer fraud, which could cause us to suffer losses.

In underwriting new business, we do not utilize credit scoring or actuarial models to evaluate any credit request, but rely on credit packages compiled by our credit analysts, which include, among other things, detailed information provided by the customer. A customer could defraud us by, among other things:

•	misrepresenting their financial performance or business prospects;
•	failing to accurately report their financial position;
•	overstating or falsifying records showing their asset values;
•	failing to notify us of breaches under agreements with us or other lenders;
•	misstating or falsifying required reports; or
•	providing inaccurate reporting of other financial information.

The failure of a customer to accurately report its financial position, compliance with loan covenants or eligibility for additional borrowings could result in our extending credit to a customer that does not meet our underwriting criteria. This may result in an increased likelihood of defaults in payments and increased losses. This risk is heightened for us because most of our customers do not publicly report their financial condition or results of operations.

Technological obsolescence of equipment or regulatory or other changes affecting the equipment we finance may reduce the value of the collateral for our loans.

If technological advances or regulatory changes relating to or affecting the underlying equipment we finance cause such equipment to become obsolete or restrict the use of the equipment or, in either case, render its use uneconomical compared to other available technologies, the value of the underlying equipment will decrease. Such developments, particularly with respect to the types of equipment we finance, would reduce the amount of monies recoverable should the underlying equipment be sold following a customer default on the related receivable and as a result our business, financial condition and results of operations could be negatively affected.

Additionally, most of the underlying equipment we finance uses gasoline or diesel fuel, which is a significant, critical operating expense for our customers. Disruptions in availability or unexpectedly large increases in the price of fuel could impair the ability of our customers to make payments on their contracts, which could negatively impact our business, financial condition and results of operations.

Cyber-attacks or other security breaches could have a material adverse effect on our business.

In the normal course of business, we will collect, process and retain sensitive and confidential information regarding our customers. We also have arrangements in place with third parties through which we share and receive information about their customers who are or may become our customers. Although we devote significant resources and management focus to ensuring the integrity of our systems through information security and business continuity programs, our facilities and systems, and those of our third-party service providers, are vulnerable to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. We and our third-party service providers have experienced all of these events in the past and expect to continue to experience them in the future. These events could interrupt our business or operations, result in significant legal and financial exposure, damage to our reputation or a loss of confidence in the security of our systems, products and services. Although the impact to date from these events has not had a material adverse effect on us, we cannot be sure this will be the case in the future.

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Information security risks for financial services companies like us have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions and the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others. In addition to cyber-attacks or other security breaches involving the theft of sensitive and confidential information, hackers recently have engaged in attacks against large financial institutions that are designed to disrupt key business services, such as consumer-facing web sites. We are not able to anticipate or implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources. We employ detection and response mechanisms designed to contain and mitigate security incidents, but early detection may be thwarted by sophisticated attacks and malware designed to avoid detection.

Geographical concentrations of our customers may affect our business, financial condition and results of operations.

Economic conditions such as unemployment, fuel prices, interest rates, inflation rates and effects of natural catastrophes in a state or province where our customers are located may affect loss experience and payment rates on our receivables. Adverse economic conditions in a state where a large number of our customers are located could have a disproportionately significant effect on the loss experience or payment rates on our receivables. The consequences of a decline in regional economic conditions, including rising unemployment, fluctuating fuel prices, increasing interest rates and a lack of availability of credit, may lead to increased delinquency and default rates by our customers, as well as decreased demand for construction, fleet transportation or waste equipment and declining market value of the related equipment securing our receivables, which could increase the amount of a loss if a customer defaults. Adverse economic conditions in our market area may affect demand for construction, fleet transportation and waste equipment and payments on our receivables from our customers located in that state.

The occurrence of a natural disaster in a state may also adversely affect our customers located in that state. In addition, we may be unable to accurately assess the effect of a natural disaster on the economy or on our customers or receivables in an affected state. The effect of natural disasters on the performance of our customers and receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Adverse impacts as a result of a further decline in economic conditions, natural disaster or any similar event may affect our business, financial condition and results of operations.

Our operations could be negatively affected by increased costs relating to accidents or equipment misuse.

Use of the equipment we lease to our customers involves inherent risks from accidents or misuse, which could result in property damage, personal injury or other losses. Although we typically require lessees to maintain insurance to protect against such claims, in the event of an accident or the misuse of such equipment, the aggrieved party could attempt to hold us liable for damages. In addition, insurance coverage could be inadequate to cover losses or our exposure to liability claims in the event of personal injury or loss.

We may in the future acquire related businesses or additional portfolios, which we may not be able to successfully integrate, in which case we may be unable to recoup our investment in those acquisitions.

We may, from time to time, explore opportunities to acquire related businesses or additional portfolios, some of which could be material to us. If we do make acquisitions in the future, our ability to continue to grow will depend upon effectively integrating these acquired companies or portfolios, achieving cost efficiencies and managing such businesses or portfolios as part of our company. We may not be able to effectively integrate newly acquired companies or portfolios or successfully implement appropriate operational, financial and management systems and controls to achieve the benefits expected to result from these acquisitions. If we are unable to successfully integrate acquisitions or portfolios, we may not be able to recoup our investment in those acquisitions. Our efforts to integrate these businesses or portfolios could be affected by a number of factors beyond our control, such as general economic conditions and increased competition. In addition, the process of integrating these businesses or portfolios could cause the interruption of, or loss of momentum in the activities of our existing business. The diversion of management’s attention and any delays or difficulties encountered in connection with the integration of these businesses or portfolios could negatively impact our business, results of operations and financial condition.

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Risks Related to Regulation

Legal proceedings and related costs could negatively affect our financial results. We are at risk of being subject to governmental proceedings and litigation. Litigation against us may involve class action lawsuits challenging our contracts, rates, disclosures, and collections or other practices under state and federal statutes and other laws, as well as actions relating to federal securities laws. We may also become party to litigation relating to contractual disputes with individual customers, employment disputes with our employees, or otherwise.

As a lender, we are subject to additional potential liability. In recent years, a number of judicial decisions, not involving us, have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We may be subject to allegations of lender liability. We cannot assure you that these claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

Federal, state and provincial financial regulatory reform could have an adverse impact on our business and operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” is extensive legislation that impacts financial institutions and other non-bank financial companies like us. In addition, the Dodd-Frank Act will increase regulation of the securitization and derivatives markets. Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the U.S. Securities and Exchange Commission (the “SEC”) or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as us or our affiliates. Many of the new requirements will be the subject of implementing regulations that have yet to be released and such new requirements may have an adverse impact on the servicing of our receivables, on our securitization programs or on the regulation and supervision of us or our affiliates. The Fair Debt Collection Practices Act (“FDCPA”) can impact financial institutions and other non-bank financial companies like us. Complying with these regulations imposes costs and operational constraints on us. The Gramm-Leach-Bliley Financial Modernization Act of 1999, or other similar state statutes which regulate the maintenance and disclosure of personal information, could be expanded to apply to non-consumer transactions and thus impose additional costs and operational constraints on us. As part of our loan and lease underwriting procedure, we comply with the applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) and applicable regulations promulgated by the United States Treasury Department’s Office of Foreign Assets Control. Failure to comply with these regulations could expose us to substantial fines and other consequences.

General Business Risks

Our business and operations may experience rapid growth. If we fail to manage our growth, our business and operating results could be harmed and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

We may experience rapid growth in our sales and operations, which may place significant demands on our management, operational and financial infrastructure. If we do not manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position. The required improvements may include: Enhancing our information and communication systems to attempt to optimize proper service to our customers, and Enhancing systems of internal controls to ensure timely and accurate reporting of all of our operations.

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If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We have no operating history and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have no operating history. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. We may need to raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our Common Class A Stock, and our existing stockholders may experience dilution.

Risks Related to this Offering

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this Offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this Offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this Offering will own 98.2% of the then outstanding shares of our common stock and will experience a dilution of $0.0009 per share. See “Dilution.”

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be set by us based on a number of factors, and may not be indicative of prices that will prevail on OTCMarkets or elsewhere following this Offering. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation whether due to, or irrespective of, our operating results, financial condition and prospects.

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Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

•	actual or anticipated variations in our periodic operating results;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Our financial statements are unaudited and have not been reviewed by an independent accountant.

Management has prepared the Company’s financial statements. These statements have not been audited. No independent accountant has reviewed these financial statements.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is not independent, to perform these functions.

We do not have any audit or compensation committee. The Board of Directors performs these functions as a whole. No one member of the Board of Directors is an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

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Our control shareholder holds a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our control shareholder owns or controls 55.08% of the voting power of the Company. As a result of this ownership, he possesses and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, and/or conversion of the Notes convertible into Common Stock, or the expiration of lock-up agreements that restrict the sale of Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

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Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use up to $500,000 of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their us, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $300,000) will be $2,700,000. We will use these net proceeds for the following.

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Debt repayment $675,000
				Acquisitions $0
				General operations $0
25.00%	$750,000	$75,000	$675,000

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Debt repayment $1,000,000
				Acquisitions $0
				General operations $350,000
				Working capital $0
50.00%	$1,500,000	$150,000	$1,350,000

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Debt repayment $1,700,000
				Acquisitions $0
				General operations $325,000
				Working capital $0
75.00%	$2,250,000	$225,000	$2,025,000

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If 100% of the Shares offers are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Debt repayment $2,200,000
				General operations $350,000
				Audits $0
				Acquisition capital $0
				Working capital $150,000
100.00%	$3,000,000	$300,000	$2,700,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of September 30, 2017 was ($2,343,505) or ($0.043) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $300,000, $225,000, $150,000, and $75,000, respectively):

Percentage of shares offered that are sold	100.00%	75.00%	50.00%	25.00%
Price to the public charged for each share in this Offering	$0.001	$0.001	$0.001	$0.001
Historical net tangible book value per share as of September 30, 2017 (1)	($0.043)	($0.043)	($0.043)	($0.043)
Increase in net tangible book value per Increase per share attributable to new investors in this Offering (2)	0.0431	0.0429	0.0424	0.0409
Net tangible book value per share, after this Offering	0.0001	-0.0001	-0.0006	-0.0021
Dilution per share to new investors	0.0009	0.0011	0.0016	0.0031

(1)	Based on net tangible book value as of September 30, 2017 of $(2,343,505) and 54,011,699 outstanding shares of Common stock.
(2)	After deducting estimated offering expenses of $75,000, $150,000, $225,000 and $300,000, respectively. The Company believes that the amount of sales effort and the expense involved will vary according to the amount we can raise because the Company is dependent on its President to raise funds. The President intends to rely heavily on advertising, social media, email campaigns, and other such avenues of communication. Spending more on these items should increase the results of these communications.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Exchange Listing

Our Common Stock is traded on OTCMarkets in the Pink Open Market under the symbol “KYNC.”

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

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(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Maximum Offering is not reached or, if it is reached, on the Termination Date. The Company will offer and sell all of the shares in the offering at the price of $0.001 per share for the duration of the offering.

Selling Shareholders

There are no selling shareholders in this Offering.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to www.minivest.com, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the Company, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

We are offering 3,000,000,000 common shares at a fixed price of $.001 per share. Our offering is for a fixed price for the duration of the offering.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has not had material revenues from operations in each of the last two fiscal years, or in the first half of the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months. The Company may make significant changes in the number of employees at the corporate level.

Working Capital. The Company has $2,360,516 in current liabilities and only $1,873 in current assets, giving it a large working capital deficit.

Investments. The Company intends to make substantial investment in energy producing assets that can make use of its water technologies.

Marketing and sales. The Company will cause its companies to make substantial marketing and sales expenses which will consist primarily of advertising and promotion, salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

Cost of revenue. The Company expects that the cost of revenue for its operations will consist primarily of expenses associated with the delivery and distribution of our products. These include expenses related to providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company expects to engage in limited research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for research and development of new business. We will expense all of our research and development costs as they are incurred.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing sales, and in promoting and managing its operations.

Revenues

We had no revenue for the nine months ended September 30, 2017 and the year ended December 31, 2016. We will only recognize revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

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Operating Expenses

We had operating expenses of $587,760 and $883,290 for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively. Operating expenses were in connection with our daily operations, including but not limited to consulting fees, accounting fees, directors’ compensation, rent, executive compensation, professional fees, office help and others. The decrease in operating expenses in 2017 compared to 2016 was largely due to the decrease in directors and executive compensation.

Both operating costs and expected revenue generation are difficult to predict. There can be no assurance that revenues will be sufficient to cover future operating costs, and it may be necessary to continuously raise additional capital to sustain operations.

We expect our operating expenses will significantly increase in 2017 resulting from the addition of marketing and client service staff and professional services.

Income/Losses

Net losses were $587,760 and $883,290 for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively. The decrease in net losses in 2017 were primarily attributable to the decrease in professional fees and the decrease in executive compensation.

There can be no assurance that we will achieve or maintain profitability, or that any revenue growth will take place in the future.

Impact of Inflation

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

During the nine months ended September 30, 2017 and the year ended December 31, 2016, net cash flows used in operating activities were $(21,079) and $(9,283), respectively. Negative cash flow in the nine months ended September 30, 2017 was due primarily to the net loss of $705,238.

There were no cash flows from investing activities for the nine months ended September 30, 2017.

We had cash of $1,873 on hand at September 30, 2017. The Company has $2,360,516 in current liabilities and only $1,873 in current assets, giving it a large working capital deficit. On the short-term basis, we will be required to raise a significant amount of additional funds over the next 12 months to sustain operations. On the long-term basis, we will potentially need to raise capital to grow and develop our business.

It is likely that we will require significant additional financing within the next 12 months and if we are unable to raise the needed funds on an acceptable basis, we may be forced to cease or curtail operations.

Material Events

On April 1, 2016, the Company entered into a consulting service agreement with a consultant and his assigns for the investment consulting services in exchange for$10,000 per month plus a one-time 4,750,000 shares of common stock of the Company, which were issued during the third quarter of 2016. The agreement is currently in dispute and the Company is requesting the return of 4,750,000 shares from the consultant and his assigns.

On August 3, 2017, the Company entered into a Services Agreement (the “Agreement”) with LQD Ventures, LLC, a Delaware Limited Liability Company d/b/a Minivest.com, an unrelated entity (“Minivest”), pursuant to which Minivest shall serve as a business advisor and online marketing platform to the Company in exchange for a 10% convertible promissory note of $100,000 (the “Note”). The Note is due on August 3, 2018 and convertible into the shares of common stock of the Company at a price of $0.0001 per share.

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Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

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If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

OUR BUSINESS

KYN Capital Group, Inc., Inc. is KYN Capital Group, Inc. (KYN), a Nevada corporation, a holding, and capital-finance leasing company primarily involved in asset-based lending, and equipment-leasing. We will focus on acquiring real estate under market value, and the equity that is available will be taken out as capital to be re-invested into, asset-based lending, and equipment-leasing. We intend to provide asset-based loans for companies and individuals that provide adequate, and suitable collateral for a loan. The loan amounts will range from a minimum of, $250,000 to a maximum of $100 million or more. Under our equipment-leasing service, we will extend credit, arrange financing, leasing, and/or rental of, automobiles, computer hardware, industrial mining equipment, construction equipment, airplanes, yachts, hauling vessels, and specific custom-orders. Also, we will offer “real estate synthetic leases” where we acquire a target asset for a client, and then lease the asset to the client under a favorable lease.

Basically, our operations will revolve around acquiring operating entities with positive cash flows, asset-based lending, and equipment-leasing. We intend that our acquisitions will provide us an opportunity to re-deploy our equity capital to build asset value, and generate residual income from collateralized loans, and equipment leases combined.

We are a publicly-traded company, trading in the Pink Open Market under the symbol KYNC.

Marketing Strategy

Our strategy to increase sales will be to offer substantial (up to 45%) discounts on our products and services, as compared to the rate of the market. Clients will be able to log onto our developed web site, review the asset-based loans we offer, and the various equipment we can lease or rent. They will be able to submit an online application, have it processed within 48-hours with our credit underwriter, and receive a decision via email. Credit approvals are based on: A - D Level Credit.

Normally, we have multiple programs for extending financing or credit on our products, which will allow us an opportunity to gain market share in both the, asset- based lending market, and the equipment-leasing arena. We will close all transactions within a 7-10 business day period provided that client submits timely documentation. Delivery of vehicles will be at our warehouse address for clients to pick up, and ALL vehicles will be equipped with multiple technological microchips (Inclusive with, LoJack) that will allow our firm the ability to track, locate, and even shut-down, any vehicle that is leased or rented by a client. This is our way to reduce our risk in the marketplace, and increase sales. Our principal office address will be where clients can close their asset-based loans, 6-days per week, Monday through Saturday. Any online sales (throughout the globe) will be processed for local delivery at a local dealer, or at an Escrow Agent in the local region where client has submitted an application.

We intend to market our services through radio announcements, television commercials, outdoor billboard advertisements, social media such as (Facebook; Twitter, etc.), internet marketing (search engine optimization), and corporate press releases.

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Competition

Our business is highly competitive. We compete with banks, manufacturer-owned and independent finance and leasing companies, as well as other financial institutions. These competitors may have sources of funds available at a lower cost than those available to us, thereby enabling them to provide financing at rates lower than we may be able to profitably provide. In addition, these competitors may be better positioned than we are to market various services and financing programs to vendors and users of equipment because of their ability to offer additional services and products, and more favorable rates and terms. Many of these competitors offer point-of-sale access to the customer which we cannot. These competitors may have longer operating histories and may possess greater financial and other resources than we do. As a result of competition, we may not be able to attract new customers, retain existing customers or sustain the rate of growth that we have experienced to date, and our ability to maintain or grow our portfolio may decline.

The following firms are our direct competitors: (1) Tiger Leasing, LLC., located at, 33 West 19th Street, 4th Floor, New York, New York 10011, (2) Garic, Inc., located at, 26 Broadway, Suite 2310, New York, New York 10004, (3) First American Equipment Finance, located at, 255 Woodcliff Drive, Fairport, New York 14450, and (4) Balboa Capital, located at, 2010 Main Street, Suite 1100, Irvine, CA 92614.

Generally, our competitors are larger and more established than we are. We believe that the advantage we have over them is that we cater to all levels of credit, especially “C - D” credits, which are the “largest untapped market” during this economic cycle. This may increase our risk (see “Risk Factors” – We are in a highly competitive business and may not be able to compete effectively which could impact our profitability.”)

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

We currently have one employee. We have four non-employee directors.

Personnel will be added on an as-needed basis. These personnel can include executive management, salespersons, engineers, chemists, hydrologists, quality control technicians, transportation experts, managers and in most instances outsourced processes.

Specific and current needs include a sales team, an office administrator and a field engineer to verify sites and coordinate agreements.

Description of Property

We lease a net of about 600 square feet of office space for $500 per month. The lease has three years left on it with an option for another five year term. We consider this space sufficient for our current needs.

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MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of September 30, 2017:

Name and Principal Position	Age	Term of Office	Approximate hours per week

Clem A Yeboah, CEO, Chairman	65	Since February 25, 2015	40

Melville Pugh III, Director	63	Since February 25, 2015	1

Elwood Lewis, Director	61	Since February 25, 2015	1

Kingsley Sackey, Director	67	Since February 25, 2015	1

Jude Alfonso, Director	51	Since February 25, 2015	1

Clem A. Yeboah, Chairman Of The Board

Clem A. Yeboah, CPA, was formerly employed by, ATAX Franchise, Inc., as an external CFO, and tax consultant. He is a seasoned practitioner in the tax consultant market and is an expert at financing transactions for the capital formation process. He is also the President and CEO of Investment Promotion Group, Inc.

Since 2007, he has been operating a financial accounting and tax services company in Nanuet, New York. Through his company, Mr. Yeboah provided guidance to ATAX Franchise, Inc when it launched in 2007 as the first Latino-owned Franchise Company in the Tax Preparation, Payroll and Bookkeeping industries and one of the fastest growing franchise companies in the nation.

Prior to that he was a senior level Information Technology Consultant, working with Fortune 50 companies in designing and implementing post merger/acquisitions financial systems.

He also holds an M.S. degree in Taxation from Bernard M Baruch College, a Graduate diploma in Financial Management from Research Institute in Management, Delft Holland and is a Project Management Professional.

Melville W. Pugh, III, Director, Secretary-Treasurer

Mr. Melville W. Pugh III is a season Quality Assurance professional who has expertise in pre-occurrence preventive techniques and post-occurrence investigative techniques in complex technological production systems. He brings a purpose- driven approach to bear on quality definition and pursuit.

Mr. Pugh holds a B.S. degree in biology from Morgan State University and since 1977 has held various critical positions in companies including Pfizer Pharmaceuticals, Wyeth Biotech, Abbott Laboratories and Becton Dickinson Microbiological systems.

Kingsley Sackey, Director

Kingsley Sackey is a Financial and Business Risk Management professional with extensive experience in business risk consulting, problem solving, planning, process design and capital budgeting.

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Since 2007, he has been successfully operating a Business Risk Consultancy business in Atlanta, Georgia. Prior to that, He was employed at various managerial levels in Strategic Planning and Budgeting areas of companies including FM Global, Mutual of Omaha, and The Pillsbury Company.

He holds an MBA (finance) degree from The University of Notre Dame, a Certificate in Business Continuity Planning (CBCP) and is a Fellow of Life Management Institute (FLMI).

Elwood Lewis, Director

Mr. Elwood Lewis is an experienced consultant with over 20 years of experience in different areas of Information Technology including: Architecture, System Integration, Software Development, Training Delivery and Course Development, Business Development, and Pre-Sales Technical Support.

He has owned the planning and execution of many customer projects involving Enterprise Management Solutions and has full life cycle project design, requirement definition, installation, testing, training and release to multiple production environments.

He holds a Masters degree in Real Estate Investment and Development from New York University and a Bachelors degree in Computer Information & Systems Science from the University of District of Columbia.

Jude Alfonso, Director

Mr. Jude Alfonso is Project Management Professional with extensive experience managing enterprise-level projects involving Business process re-engineering, strategic project goal synchronization with enterprise goals, ROI analysis, and human capital management.

He holds a Masters Certificate in Project Management from George Washington University and a BS in business management from Xavier’s Institute of Management, Bombay. Since 1997, he has held various project-management related positions in companies including Verizon Communications, Horizon Computers and CBSI, Inc.

We expect to add a Chief Investment Officer (CIO), a Chief Financial Officer (CFO), and a Chief Operating Officer (COO): (TBD) as our development permits.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Board Composition

Our Board of Directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

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We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will provide risk oversight in respect of its areas of concentration and report material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our officers and directors of the Company as of September 30, 2017:

Name and Principal Position	Cash Compensation ($) (1)	Other Compensation ($) (1)	Total Compensation ($)

Clem A. Yeboah, Chairman/CEO	-0-	175,000	175,000

Melville Pugh III, Treasurer	-0-	50,000	50,000
		0	0
Elwood Lewis, Secretary	-0-	50,000	50,000

Kingsley Sackey, Director	-0-	50,000	50,000

Jude Alfonso, Director	-0-	50,000	50,000

(1) No cash payment has been made to any officer or director as yet. All non-cash compensation is shown on the Company financial statement as part of amounts due officers in the September 30, 2017 financing statements.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

To the best of our knowledge, from inception to September 30, 2017, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Statement of Policy

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of September 30, 2017 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock.

Convertible Preferred Series A Stock

Name	Number Of Convertible Preferred Series A Shares	Percentage Of Class
Business Support Services Group, Inc. Clem Yeboah, President 8 Bradley Ct. Chestnut Ridge, NY 10977	160,000	61.52%

Melville Pugh III 25 College Ave, Unit 411 Nanuet, NY 10954	25,000	9.62%

Elwood Lewis 4 Arthurs Way Spring Valley, NY 10977	25,000	9.62%

Kingsley Sackey 5917 Cliftondale Dr. Atlanta, GA 30349	25,000	9.62%

Jude Alfonso 7 Lake Street White Plains, NY 10603	25,000	9.62%

Common Stock

Name and Address	Number of Shares Held	Percentage of Class Outstanding	Percentage of Class Outstanding After Offering
Business Support Services Group, Inc., Clem Yeboah, President 8 Bradley Ct Chestnut Ridge, NY 10977 (1)	25,572,000	47.35	10.0

RHC Consulting Group Inc. Norman Dhana, President 821 East Main St, # J15, Riverhead, NY 11901	8,000,000	14.81	3.2

Power Holdings and Management Corp Linford Brown, President 14 Wall Street, 20th Floor New York, NY 10005	3,950,000	7.31	1.6

Total	11,950,000	69.5	14.7

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Class B Common Stock

Name and Address	Number of Shares Held	Percentage of Class Outstanding	Percentage of Class Outstanding After Offering
Clem Yeboah, President 8 Bradley Ct Chestnut Ridge, NY 10977 (1)	10,000,000	100.00%

Total	10,000,000	100.00%

(1)           Clem Yeboah, the Company’s President, is also 100% owner and President of Business Support Services Group, Inc. The equity securities of the Company owned by Mr. Yeboah, directly and indirectly, are listed as follows:

Direct owner of 1,500,000 shares of Common Stock

•	Indirectly own 1,000,000 shares of Common Stock through Mabel Anyane-Yeboah, Mr. Yeboah’s wife
•	Beneficial owner of 160,000 shares of Convertible Preferred Series A Stock through Business Support Services Group, Inc.
•	Beneficial owner of 25,572,000 shares of Common Stock through Business Support Services Group, Inc.
•	Direct owner of 10,000,000 shares of Class B Common Stock
•	Direct owner of 1,500,000 shares of Common Stock

The 160,000 shares of Convertible Preferred Series A Stock are convertible into 16,000,000 shares of Common Stock of the Company. Therefore, Mr. Yeboah beneficially owns 55.08% of the voting rights of the Company on a fully diluted basis.

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DESCRIPTION OF SECURITIES

Convertible Stock

The Company has authorized 10,000,000 shares of Preferred Stock, par value $0.001.

The Board of Directors has the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof and, within the limitations of applicable law of the state of Nevada or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established from time to time, thereof.

Convertible Preferred Series A

The number of authorized shares of Convertible Preferred Series A Stock is 260,000 (two hundred and sixty thousand) shares.

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to Holders of senior capital stock, if any, the Holders of Convertible Preferred Series A Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $.001 per share (the "Liquidation Preference"). If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the Holders of the Convertible Preferred Series A Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Convertible Preferred Series A Stock and parity capital stock, if any. Neither the consolidation or merger of the Corporation nor the sale, lease or transfer by the Corporation of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Corporation.

The Convertible Preferred Series A Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

Each share of Convertible Preferred Series A Stock shall be convertible, at the option of the Holder, into 100 (one hundred) fully paid and non-assessable shares of the Corporation's Common Stock. The foregoing conversion calculation shall be hereinafter referred to as the "Conversion Ratio."

If the Corporation, at any time while any Convertible Preferred Series A Stock is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock, whether payable in shares of its Common Stock or of capital stock of any class, subdivide outstanding shares of Common Stock into a larger number of shares, combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue reclassification of shares of Common Stock for any shares of capital stock of the Corporation, the Conversion Ratio shall be adjusted by multiplying the number of shares of Common Stock issuable by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding after such event and of which the denominator shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this paragraph (e)(iii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the Conversion Ratio is adjusted pursuant to this paragraph, the Corporation shall promptly mail to the Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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In case of reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each Holder of Convertible Preferred Series A Stock then outstanding shall have the right thereafter to convert such Convertible Preferred Series A Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by Holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Convertible Preferred Series A Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this paragraph upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

Except as otherwise expressly provided herein or as required by law, the Holders of shares of Convertible Preferred Series A Stock shall be entitled to vote on any and all matters considered and voted upon by the Corporation's Common Stock. The Holders of the Convertible Preferred Series A Stock shall be entitled to 100 (one hundred) votes per share of Convertible Preferred Series A Stock.

The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Convertible Preferred Series A Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Convertible Preferred Series A Stock, such number of shares of Common Stock as shall be issuable upon the conversion of the outstanding Convertible Preferred Series A Stock. If at anytime the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding Convertible Preferred Series A Stock, the Corporation will take such corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sufficient for such purpose. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non assessable.

Convertible Preferred Series B

The Series B Preferred Stock has 3,000,000 shares authorized.

The shares of Series B Preferred Stock are not convertible into any other class or series of stock. Except as otherwise required by law, the holders of Series B Preferred Stock have no voting right on all matters. The shares of Series B Preferred Stock will generally be redeemable within 120 days. Redemption provision will be amended at option of the Board of Directors of the Corporation from time to time, thereof.

Dividends. The shares of Series B Preferred Stock are entitled to receive any dividends in any amount during which such shares are outstanding. The dividends should be predetermined, or determined on a transaction basis by the Board of Directors of the Corporation.

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the assets of the Corporation available for distribution to its stockholders shall be distributed as follows:

The holders of Series B Preferred Stock shall be entitled to receive, prior to the holders of Common Stock and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the corporation by reason of their ownership of such stock, an amount equal to$1.00 per share with respect to each share of Series B Preferred Stock.

If upon occurrence of a Liquidation the assets and funds thus distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Series B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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After payment of the full amounts to the holders of Series B Preferred Stock as set forth above, any remaining assets of the Corporation shall be distributed pro rata to the holders of Series B Preferred Stock and Common Stock (in the case of Series B Preferred Stock, on an "as converted" basis into Common Stock).

Unless a majority of the holders of Series B Preferred Stock affirmatively vote or agree by written consent to the contrary, a Liquidation shall be deemed to include (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) and (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of records as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

If any of the assets of the Corporation are to be distributed other than in cash then the board of directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Series B Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give written notice to each holder of shares of Series B Preferred Stock or Common Stock of the appraiser's valuation.

No share or shares of Series B Preferred Stock acquired by the Corporation, by reason of redemption, shall be cancelled. All such shares shall be returned to the status of unissued shares of Series B Preferred Stock of the Corporation.

There are no shares of the Series B Preferred Stock outstanding.

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Our authorized capital stock consists of 5,100,000,000 shares of Common Stock, par value $0.001 per share.

Each holder of Common Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

We have authorized 10,000,000 shares of Preferred Stock, par value $0.001. There are 260,000 shares of the Convertible Series A issued and outstanding, and there are no shares of Convertible Series B issued and outstanding.

Capitalization

Security	Authorized	Outstanding	To Be Outstanding After Offering (1)
Convertible Preferred Series A	260,000	260,000	260,000
Convertible Preferred Series B	3,000,000	0	0
Common Stock	3,000,000,000	54,011,699	3,054,011,699
Class B Common Stock	100,000,000	10,000,000	10,000,000

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Common Stock

Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. The holders of the Class B Common Stock are entitled elect a majority of the board of directors. Nevada law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Certain Provisions

Certain provisions of our Articles of Incorporation and By-Laws may make it more difficult and time-consuming to acquire the Company, thereby reducing our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below.

These provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles of Incorporation also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without the “super-majority” vote described above or the approval of a Majority of the Continuing Directors as defined above.

Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales and other "Business Combinations." "Business Combinations" are defined in the Articles of Incorporation. The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without a "super-majority" vote or the approval of a Majority of Continuing Directors.

Among other provisions that might make it more difficult to acquire us, we have adopted the following:

Staggered Board. Our Board of Directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a three-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect the stockholders’ ability to change control of the Company even if a change in control were in the stockholders’ interest.

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Preferred Stock. Our charter authorizes the Board of Directors to issue up to 100,000,000 shares of Preferred Stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of Common Stock) of any shares issued. The power to issue Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders’ interest.

Our Articles also authorize the Board of Directors to oppose a tender offer on the basis of factors other than economic benefit to our shareholders. Among the factors that may be considered are the impact our acquisition would have on the community, the effect of the acquisition upon our employees and the reputation and business practices of the tender offeror.

Our Articles of Incorporation also contain restrictions regarding certain merger, consolidations, asset sales and other "Business Combinations" involving the Company or its subsidiaries. Business Combinations are defined in the Articles as (a) any merger or consolidation by us with an Interested Stockholder, (defined as a holder of at least 10% of our voting stock with certain exceptions), or (b) any sale, lease or similar disposition to an Interested Stockholder of any of our assets constituting at least 5% of our total assets, or (c) the issuance or transfer by the Company of any of our stock to an Interested Stockholder in return for cash or other property, being at least 5% of our total assets, or (d) adoption of any plan to dissolve or liquidate the Company proposed by an Interested Stockholder, or (e) any reclassification of stock or recapitalization of the Company or merger whereby the percentage of outstanding shares of any Interested Stockholder is increased.

Business Combinations with an Interested Stockholder must be approved by the holders of 80% of the voting power of our outstanding shares, unless (a) the Business Combination is approved in advance by those persons then on the Board of Directors who were directors immediately prior to the time the Interested Stockholder (or certain of its predecessors) first became an Interested Stockholder and who would have constituted a majority of the Board at that time (a "Majority of the Continuing Directors"), or (b) certain minimum "fair price" requirements are met. In evaluating a Business Combination, the Board of Directors may consider the financial aspects of the offer, the long-term interests of our shareholders, past and present market values of the shares, our prospects, the prospect of obtaining a better offer, the impact, if the offer is partial or two-tier, on the remaining shareholders and our future (especially with regard to the background of the offeror), the value of non- cash consideration, legal matters, the effect of the transaction on our customers and local community interests.

The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles of Incorporation also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without the "super-majority" vote described above or the approval of a Majority of the Continuing Directors as defined above.

Certain provisions of Nevada law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Nevada law set forth below does not purport to be complete and is qualified in its entirety by reference to Nevada law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of our Series A Convertible Preferred Stock if the option to acquire such shares is exercised would impede a business combination by the voting and conversion rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Nevada law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)     The interests of the corporation’s employees, suppliers, creditors and customers;

(ii)     The economy of the state and nation;

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(iii)     The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv)   The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)    Any other factors relevant to promoting or preserving public or community interests.

Because our Board of Directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 3,054,011,699 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Transfer Agent

Our transfer agent is Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, CO. 80209 Telephone: 303-282-4800, Fax: 303-282-5800. email: mwingo@corporatestock.com. Our transfer agent is registered with the SEC.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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F-1

KYN CAPITAL GROUP INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

(UNAUDITED)

F-2

KYN Capital Group Inc. and Subsidiary

Condensed Consolidated Balance Sheet

As of September 30, 2017 and December 31, 2016

(Unaudited)

	September 30, 2017	December 31, 2016
Current Assets:

Cash	$1,873	$352
Prepayment and deposits	–	90,000

Total current assets	1,873	90,352

Plant and equipment, net	15,138	21,949

Total Assets	$17,011	$112,301

Liabilities:

Accounts payables and accrued expenses	$430,169	$1,275,320
Accrued interest payable - related parties	76,475	1,210
Accrued interest payable	108,356	60,709
Convertible notes, net of debt discount of $84,110	265,890	210,000
Convertible notes -related parties	1,152,897	–
Note payable	230,500	200,000
Note payable - related parties	53,229	60,429
Contingent liabilities	43,000	43,000
Total current liabilities	2,360,516	1,850,668

Stockholders' Deficit:
Preferred stock, $.001 par value, 10,000,000 shares authorized, 260,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	260	260
Common stock, $.001 par value, 190,000,000 shares authorized, 54,011,699 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	54,012	54,012
Treasury stock	(3,700)	(3,700)
Additional paid-in capital	261,146	161,146
Common stock to be issued	100	–
Retained (deficit)	(2,655,323)	(1,950,085)
Total stockholders' deficit	(2,343,505)	(1,738,367)

Total Liabilities and Stockholders' Equity	$17,011	$112,301

The accompanying notes are an integral part of these consolidated financial statements

F-3

KYN Capital Group Inc. and Subsidiary

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenue	$–	$–	$–	$–
Cost of revenue	–	–	–	–
Gross profit	–	–	–	–

Operating expenses:
Automobile expense	–	–	–	11,092
Depreciation expense	2,270	2,271	6,811	7,569
Consulting fees	7,500	20,500	7,500	88,171
Professional fees	230,000	–	230,000	25,000
Bank service charges	10	65	70	208
Rent expense	2,051	1,500	5,051	8,096
Office help	3,600	3,600	10,800	10,800
Office supplies	385	301	985	901
Executive compensation	43,750	43,750	131,250	272,250
Payroll taxes	4,375	4,375	13,125	27,225
Directors compensation	50,000	50,000	150,000	150,000
Other expenses	489	1,325	7,086	7,992
Stock based compensation	–	4,750	–	6,500
Telephone expense	601	599	1,958	1,945
Total operating expenses	345,031	133,036	564,636	617,749

Operating loss	(345,031)	(133,036)	(564,636)	(617,749)

Other expenses:
Interest expense	(96,452)	(7,830)	(124,712)	(20,880)
Amortization of debt discounts	–	–	(15,890)	–
Contingent loss	–	–	–	(25,388)
Total other expenses	(96,452)	(7,830)	(140,602)	(46,268)

(Loss) before income tax	(441,483)	(140,866)	(705,238)	(664,017)

Income tax expense	–	–	–	–

Net (loss)	(441,483)	(140,866)	(705,238)	(664,017)
Net (loss) per share:
Basic and diluted	$(0.01)	**	$(0.01)	$(0.01)

Weighted average number of shares
Basic and diluted	54,011,699	53,340,509	54,011,699	50,196,924

** less than $.01

The accompanying notes are an integral part of these consolidated financial statements

F-4

KYN Capital Group Inc. and Subsidiary

Condensed Consolidated Statements of Changes in Stockholders' Deficits

For the Years Ended December 31, 2016 and 2015 and for the Nine Months Ended September 30, 2017

(Unaudited)

	Preferred shares		Common Stock		Treasury	Common Stock to be	Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Stock	issued	Capital	Deficits	Total
Balance at December 31, 2014	–	$–	47,511,699	$47,512	–	$–	$19,438	$(79,545)	$(12,595)

Shareholders contribution	–	–	–	–	–	–	13,000	–	13,000

Stock based compensation	260,000	260	–	–	–	–	128,708	–	128,968

Treasury stock	–	–	–	–	(3,700)	–	–	–	(3,700)
					–
Net (loss)	–	–	–	–	–	–	–	(987,250)	(987,250)

Balances at December 31, 2015	260,000	$260	47,511,699	$47,512	$(3,700)	$0	$161,146	$(1,066,795)	$(861,577)

Stock based compensation	–	–	6,500,000	6,500	–	–	–	–	6,500

Net (loss)	–	–	–	–	–	–	–	(883,290)	(883,290)

Balances at December 31, 2016	260,000	$260	54,011,699	$54,012	$(3,700)	$–	$161,146	$(1,950,085)	$(1,738,367)

Proceeds from sales of common stock	–	–	–	–	–	100	–	–	100

Intrinsic value due to BCF	–	–	–	–	–	–	100,000	–	100,000

Net (loss)	–	–	–	–	–	–	–	(705,238)	(705,238)

Balances at September 30, 2017	260,000	$260	54,011,699	$54,012	$(3,700)	$100	$261,146	$(2,655,323)	$(2,343,505)

The accompanying notes are an integral part of these consolidated financial statements

F-5

KYN Capital Group Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	For the Nine Months Ended
	September 30, 2017	September 30, 2016
Cash flows from operating activities:
Net (loss)	$(705,238)	$(664,017)
Adjustments to reconcile net income to net cash (used in) operating activities:
Depreciation	6,811	7,569
Stock based compensation	–	6,500
Convertible note issued for services rendered	230,000	–
Amortization of debt discounts	15,890	–
Changes in operating assets and liabilities:
Increase in accrued interest payable - related party	76,475	463
Increase in accrued interest payable	46,437	20,416
Increase in accounts payable and accrued expenses	308,546	578,015
Increase in contingent liabilities	–	43,000
Net cash (used in) operating activities	(21,079)	(8,054)

Cash flows from financing activities:
Proceeds from sales of common stock	100	–
Proceeds from note payable - related party	7,500	8,375
Proceeds from note payable	15,000	–
Net cash provided by financing activities	22,600	8,375

Net increase in cash and cash equivalents	1,521	321

Cash and cash equivalents at the beginning of the quarter	352	60

Cash and cash equivalents at the end of the quarter	$1,873	$381

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$1,800	$–
Cash paid for income taxes	$–	$–

Non-cash transactions:
Debt discount due to BCF	$100,000	$–
Conversion of accrued expenses to convertible notes payable	$1,152,897	$0

The accompanying notes are an integral part of these consolidated financial statements

F-6

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

NOTE 1 – BASIS OF PRESENTATION

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting. All inter-company balances and transactions have been eliminated in consolidation. The Company has adopted a December 31 year end.

In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

NOTE 2 – ORGANIZATION AND BUSINESS BACKGROUND

KYN Capital Group Inc. (the “Company”) was originally incorporated on November 3, 2004 in the State of Nevada under the name of New Taohuayuan Culture Tourism Co. Ltd, which was an investment holding company. The Company was administratively abandoned and reinstated in March 2015 through a court appointed guardian – Custodian. On March 26, 2015, the Company changed its name to KYN Capital Group Inc. to reflect the acquisition of KYN Capital Group Inc., its operating subsidiary organized and exiting under the laws of the State of Wyoming. The Company’s common shares are quoted on the “Pink Sheets” quotation market under the symbol “KYNC”.

In March 2015, the Board of Directors of the Company approved to issue 260,000 control shares of Convertible Series A Preferred Stock to KYN Capital Interests, Inc, for its services in connection with reorganization of the Company and as consideration for the acquisition of the KYN Capital Group, Inc. subsidiary. Such issuance gave KYN Capital Interests, Inc a majority of the then issued and outstanding voting power, or 58.13%, of the Company, resulting in a change in control of the Company. KYN Capital Interests, Inc is also the holder of 47.79% interest of KYN Capital Group Inc., our operating subsidiary organized and exiting under the laws of the State of Wyoming (“KYN SUB”).

On April 9, 2015, the Company entered into a Plan of Exchange with KYN Capital Group Inc., a corporation organized and exiting under the laws of the State of Wyoming (“KYN SUB”), pursuant to which the Company acquired 100% of the Capital Shares of KYN SUB in exchange for an issuance by the Company of 47,500,000 shares of Common Stock to KYN SUB Shareholders, and/or their assigns. The above issuance gave KYN SUB Shareholders and/or their assigns a 'controlling interest' in the Company representing approximately 99.98% of the issued and outstanding shares of the Company’s Common Stock. The Company and KYN SUB were hereby reorganized, such that the Company acquired 100% of the Capital Shares of KYN SUB, and KYN SUB became wholly-owned operating subsidiary of the Company.

The transaction has been accounted for as a reverse acquisition and recapitalization of the Company whereby KYN SUB deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer). The accompanying consolidated financial statements are in substance those of KYN SUB, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of stock exchange transaction. The Company is deemed to be a continuation of the business of KYN SUB. Accordingly, the accompanying consolidated financial statements include the following:

(1)	The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2)	The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of stock exchange transaction.

F-7

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

NOTE 2 – ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

KYN Capital Group Inc. a Nevada corporation, and KYN Capital Group Inc. a Wyoming corporation, are hereinafter referred to as the “Company”.

The Company, through its wholly-owned subsidiary, is a Capital-Finance Leasing Company, primarily involved in real estate acquisitions, asset-based lending, and equipment-leasing. The Company specializes in acquiring real estate under market value, and the equity that is available for being taken out as capital to be re-invested into, asset-based lending, and equipment-leasing. The Company provides asset- based loans for companies and individuals that provide adequate, and suitable collateral for a loan. The loan amounts range from a minimum of $250,000 to a maximum of, $100 Million+.

NOTE 3 – GOING CONCERN UNCERTAINTIES

These financial statements have been prepared assuming that Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of September 30, 2017, the Company had an accumulated deficit of $2,655,323. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve certain - growing strategies, including - expansion of the business model into new markets. Management believes that these actions will enable the Company to improve future profitability and cash flow in its continuing operations through December 31, 2017. As a result, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivables, inventories, income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from these estimates.

Basis of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiary, KYN Capital Group Inc. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

F-8

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less as cash equivalents. As of September 30, 2017, the Company had cash or cash equivalent balances in excess of the federally insured amounts, respectively. The Company’s policy is to invest excess funds in only well capitalized financial institutions.

Fixed assets

Fixed assets are carried at cost. Depreciation is computed using the straight-line method of depreciation over the assets estimated useful lives. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of fixed assets are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in income.

Fair value for financial assets and financial liabilities

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non- recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2017 nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the nine months ended September 30, 2017.

F-9

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant- date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Equity instruments issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification 505, Equity Based Payments to Non- Employees. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Income taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

For the nine months ended September 30, 2017, the Company did not have any interest and penalties associated with tax positions. As of September 30, 2017, the Company did not have any significant unrecognized uncertain tax positions.

F-10

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net loss per share

The Company reports earnings (loss) per share in accordance with FASB Accounting Standards Codification 260 “Earnings per Share” (“ASC 260”). This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the earnings (loss) per share computations. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Therefore no diluted loss per share figure is presented. There were no adjustments required to net loss for the periods presented in the computation of basic loss per share.

The Company has not issued any options or warrants or similar securities since inception.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Subsequent events

The Company adopted FASB Accounting Standards Codification 855 “Subsequent Events” (“ASC 855”) to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the financial statements are issued or available to be issued.

F-11

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting standards

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements up to ASU 2017-12, and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

NOTE 5 – FIXED ASSETS

The Company had fixed assets of $15,138 and $21,949 as of September 30, 2017 and December 31, 2016, respectively, consisting of the following:

	September 30, 2017	December 31, 2016
Furniture and equipment	$45,412	$45,412
Accumulated Depreciation	(30,274)	(23,463)
Net	$15,138	$21,949

The Company had deprecation expenses of $2,270 and $6,811 for the three and nine months ended September 30, 2017, respectively, compared to $2,271 and $7,569 for the three and nine months ended September 30, 2016, respectively.

NOTE 6 – NOTES PAYABLE

As of September 30, 2017, the Company had note payable totaled $230,500 due to various third parties. Except for a principal of $500 without any agreement, the details of remaining balance of $230,000 was set forth as follows:

1.	$200,000 due on February 27, 2016 with interest at a rate of 12.99% per annum. The Note was originally entered into by and between the Note Holder and a related party of the Company on February 27, 2015 for the purpose of procuring financing for the benefit of, and use by the Company, which was assumed by the Company subsequently. For the three and nine months ended September 30, 2017, the Company recorded interest expenses related to this Note in amount of $7,208 and $22,485, respectively. The accrued interest was $75,461 as of September 30, 2017. The Note was in default as of the date of this report.

2.	$10,000 due on demand with interest at a rate of 7.65% per annum. For the nine months ended September 30, 2017, the Company recorded interest expenses related to this Note in amount of $573. The accrued interest was $1,911 as of September 30, 2017.

3.	$5,000 due on demand with interest at a rate of 11.50% per annum. For the nine months ended September 30, 2017, the Company recorded interest expenses related to this Note in amount of $431. The accrued interest was $1,485 as of September 30, 2017.

4.	$15,000 due on September 30, 2017 with interest at a rate of 6% per month. The unpaid principal and additional accrued interest shall be payable in full on June 30, 2018. The Note commenced on July 20, 2017, the Company recorded interest expenses related to this Note in amount of $1,800 representing 2-month interest up to September 30, 2017, which was deducted from the proceeds. The accrued interest was $0 as of September 30, 2017.

F-12

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

NOTE 7 – NOTES PAYABLE – RELATED PARTY

As of September 30, 2017, the Company had notes payable to related parties in amount of $53,229, of which $44,229 was payable to Clem A Yeboah, President of the Company, $500 was payable to Kingsley Sackey, Director of the Company and $8,500 was payable to Jude Alfonso, Director of the Company. The proceeds from the Notes were for the Company’s daily operations including but not limited to, supplies, telephone, staff compensation, rent, website development and others.

The Notes were not evidenced by promissory notes, but rather were oral agreements between the related parties and the Company, except for $7,000 payable to Jude Alfonso, the loan agreement of which was entered into on July 20, 2017. Pursuant to the Agreement, the $7,000 had no interest through September 30, 2017, the Due Date. The unpaid principal after the Due Date should be accrued interest at a rate of 2% per month until paid. Any unpaid principal and additional accrued interest shall be payable in full on June 30, 2018. In addition, the Company agreed to issue 50,000 shares of Common Stock of the Company for a cash payment of $100 by Jude Alfonso. The cash of $100 was received by the Company and recorded as common stock to be issued as of September 30, 2017.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

On August 2, 2016, the Company entered into a 12% convertible promissory note with an unrelated party for services rendered in principal amount of $30,000. The Note bore interest at twelve percent per annum, matured on August 2, 2017. The Note was in default and the interest was accrued at a default interest rate of 18% per annum after August 2, 2017. The Note was convertible into common shares of the Company at a conversion price equal to 50% of the average of the lowest 3 closing bid prices within 10 business days prior to “Notice of Conversion”. Since there was no trading volume of the Company’s common stock and the Note was not able to be readily converted into cash, the Company believed there was no derivative liability related to the Note. For the three and nine months ended September 30, 2017, the Company recorded interest expenses related to the Note in amount of $1,185 and $2,985, respectively, which was included in accrued interest payable as of September 30, 2017. The accrued interest was $4,485 as of September 30, 2017.

On October 2, 2016, the Company entered into two 12% convertible promissory notes with two unrelated parties for services rendered in principal amount of $60,000 and $120,000, respectively. Both Notes bore interest at twelve percent per annum, matured on October 2, 2017, and were convertible into common shares of the Company at a conversion price equal to 50% of the average of the lowest 3 closing bid prices within 10 business days prior to “Notice of Conversion”. Since there was no trading volume of the Company’s common stock and both Notes were not able to be readily converted into cash, the Company believed there was no derivative liability related to both Notes. For the three and nine months ended September 30, 2017, the Company recorded interest expenses related to these 2 Notes in amount of $5,400 and $16,200, respectively, which was included in accrued interest payable as of September 30, 2017. The accrued interest was $21,600 as of September 30, 2017.

On April 20, 2017, the Company entered into a 12% convertible promissory note with an unrelated party for services rendered in principal amount of $40,000. The Note bore interest at twelve percent per annum, matured on May 20, 2018, and was convertible into common shares of the Company at a conversion price equal to 50% of the average of the lowest 3 closing bid prices within 10 business days prior to “Notice of Conversion”. Since there was no trading volume of the Company’s common stock and the Note was not able to be readily converted into cash, the Company believed there was no derivative liability related to the Note. For the nine months ended September 30, 2017, the Company recorded interest expenses related to the Note in amount of $2,173, which was included in accrued interest payable as of September 30, 2017. The accrued interest was $2,173 as of September 30, 2017.

F-13

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

NOTE 9 – CONVERTIBLE NOTES PAYABLE – BENEFICIAL CONVERSION FEATURE

On August 3, 2017, the Company entered into a Services Agreement (the “Agreement”) with LQD Ventures, LLC, a Delaware Limited Liability Company d/b/a Minivest.com, an unrelated entity (“Minivest”), pursuant to which Minivest shall serve as a business advisor and online marketing platform to the Company in exchange for a 10% convertible promissory note of $100,000 (the “Note”). The Note is due on August 3, 2018 and convertible into the shares of Common Stock of the Company at a price of $0.0001 per share. The Note is discounted in full due to a beneficial conversion feature, which will be amortized over one year starting from August 3, 2017. Accordingly, the Company recorded interest expense related to this Note of $1,589 and amortization of debt discount in amount of $15,890 during the nine months ended September 30, 2017. The accrued interest was $1,589 and unamortized debt discount was $84,110 as of September 30, 2017.

NOTE 10 – CONVERTIBLE NOTES PAYABLE – RELATED PARTIES

As of September 30, 2017, the Company had convertible notes payable due to related parties totaled $1,152,897, which were converted from accrued expenses due to related parties up to March 31, 2017 upon the approval by the Board of Directors of the Company on March 14, 2017. The Notes bore interest at twelve percent per annum, matured on March 15, 2018, and were convertible into common shares of the Company at a conversion price equal to 50% of the average of the lowest 3 closing bid prices within 10 business days prior to “Notice of Conversion”. Since there was no trading volume of the Company’s common stock and the Notes were not able to be readily converted into cash, the Company believed there was no derivative liability related to the Notes. For the nine months ended September 30, 2017, the Company recorded interest expenses related to the Notes in amount of $76,475, which was included in accrued interest payable to related parties as of September 30, 2017. The accrued interest payable to related parties was $76,475 as of September 30, 2017.

NOTE 11 – NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share for the three months ended September 30, 2017 and 2016, respectively:

	September 30, 2017	September 30, 2016
Numerator:

- Net (loss)	$(441,483)	$(140,866)
Denominator:
- Weighted average shares outstanding – basic and diluted	54,011,699	53,340,509

Net loss per share - basic and diluted	$(0.01)	**

F-14

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

NOTE 11 – NET LOSS PER SHARE (CONTINUED)

The following table sets forth the computation of basic and diluted net loss per share for the nine months ended September 30, 2017 and 2016, respectively:

	September 30, 2017	September 30, 2016
Numerator:
- Net (loss)	$(705,238)	$(664,017)
Denominator:
- Weighted average shares outstanding – basic and diluted	54,011,699	50,196,924

Net loss per share - basic and diluted	$(0.01)	$(0.01)

** Less than $.01

NOTE 12 – CAPITAL STRUCTURE

The Company filed an Amendment to Articles of Incorporation to increase its Capital Stock, $.001 par value, from 60,000,000 shares to 200,000,000 shares, $.001 par value, including authorized common stock of 190,000,000 shares, $.001 par value, and authorized preferred stock of 10,000,000 shares, $.001 par value. Out of the 10,000,000 shares of preferred stock, 260,000 shares were further designated as Convertible Series A Preferred Stock, each share of which has a conversion ratio of 1:100 and is entitled to one hundred votes on any and all matters considered and voted upon by the Corporation's Common Stock, and 3,000,000 shares were further designated as Series B Preferred Stock without conversion and voting right. As of September 30, 2017, the Company had 54,011,699 shares of Common Stock and 260,000 shares of Convertible Series A Preferred Stock issued and outstanding. There was no Series B Preferred Shares issued and outstanding.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

The Company has a month-to-month arrangement for the use of space.

For the three and nine months ended September 30, 2017, rent expense was $2,051 and $5,051, respectively, compared to rent expense of $1,500 and $8,096 for the three and nine months ended September 30, 2016, respectively.

NOTE 14 – CONTINGENT LIABILITIES

As of September 30, 2017, the Company had contingent liabilities of $43,000 due to the lawsuits set forth below.

On June 9, 2015, the Company was served with a Summons and Complaint entitled "ATAX New York LLC vs. KYN Capital Group Inc.", pursuant to which ATAX New York LLC, the creditor of the Company, alleged that he was owed $25,000 by the Company, representing the indebtednesses purchased, plus interest, cost, disbursements and attorney’s fees. The Company has been in negotiations with ATAX New York LLC, and has reached an agreement as to repayment schedule.

On July 31, 2015, the Company was served with a Summons and Complaint entitled "Williams Holding Corporation vs. KYN Capital Group Inc.", pursuant to which Williams Holding Corporation, the creditor of the Company, alleged that he was owed $18,000 by the Company, plus cost, pre-judgement interest and for such other and further relief the Court deems just and proper. The Company has been in negotiations with Williams Holding Corporation, but has not yet reached an agreement as to repayment schedule as of the date of this report.

F-15

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

NOTE 15 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to September 30, 2017 to the date these financial statements were issued. The Company does not have any material subsequent events to disclose in these financial statements.

F-16

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

I, Clem Yeboah, certify that:

1.  I have reviewed the consolidated Financial Statements for the three and nine months ended September 30, 2017 of KYN Capital Group Inc. and subsidiary.

2.    Based on my knowledge, the financial statements, and other financial information included or incorporated by reference hereto, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented hereto.

Date: November 13, 2017

/s/ Clem Yeboah

Clem Yeboah

President

F-17

KYN CAPITAL GROUP INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(UNAUDITED)

F-18

To the Board of Directors and

KYN Capital Group Inc. and Subsidiary

The accompanying financial statements of KYN CAPITAL GROUP INC. AND SUBSIDIARY as of and for the years ended December 31, 2016 and 2015, were not subjected to an audit, review, or compilation engagement by us and, accordingly, we do not express an opinion, a conclusion, nor provide any assurance on them.

/s/ L&L CPAs, PA

L&L CPAs, PA

Plantation, FL

August 23, 2017

F-19

KYN Capital Group Inc. and Subsidiary

Condensed Consolidated Balance Sheet

As of December 31, 2016 and 2015

(Unaudited)

	December 31, 2016	December 31, 2015

Current Assets:

Cash	$352	$60
Prepayment and deposits	90,000	–

Total current assets	90,352	60

Plant and equipment, net	21,949	31,789

Total Assets	$112,301	$31,849

Liabilities:

Accounts payables and accrued expenses	$1,275,320	$616,262
Accrued interest payable - related party	1,210	556
Accrued interest payable	60,709	25,754
Convertible notes	210,000	–
Note payable - related party	60,429	50,854
Note payable	200,000	200,000
Contingent liabilities	43,000	–
Total current liabilities	1,850,668	893,426

Stockholders' Deficit:
Preferred stock, $.001 par value, 10,000,000 shares authorized, 260,000 shares issued and outstanding as of December 31, 2016 and 2015, respectively	260	260
Common stock, $.001 par value, 190,000,000 shares authorized, 54,011,699 and 47,511,699 shares issued and outstanding as of December 31, 2016 and 2015, respectively	54,012	47,512
Treasury stock	(3,700)	(3,700)
Additional paid-in capital	161,146	161,146
Retained (deficit)	(1,950,085)	(1,066,795)
Total stockholders' deficit	(1,738,367)	(861,577)

Total Liabilities and Stockholders' Equity	$112,301	$31,849

The accompanying notes are an integral part of these consolidated financial statements

F-20

KYN Capital Group Inc. and Subsidiary

Condensed Consolidated Statements of Operations

For the Years Ended December 31, 2016 and 2015

(Unaudited)

	For the Years Ended
	December 31, 2016	December 31, 2015

Revenue	$–	$–
Cost of revenue	–	–
Gross profit	–	–

Operating expenses:
Automobile expense	11,092	33,276
Depreciation expense	9,840	9,082
Consulting fees	88,671	137,000
Re-organization expense	–	60,350
Professional fees	120,000	100,000
Legal fees	–	11,750
Bank service charges	238	335
Rent expense	9,596	11,668
Office help	14,400	14,400
Office supplies	–	–
Executive compensation	316,000	222,000
Payroll taxes	31,600	22,200
Directors compensation	200,000	200,000
Other expenses	11,810	7,478
Stock based compensation	6,500	128,968
Telephone expense	2,546	2,433
Total operating expenses	822,293	960,940

Operating loss	(822,293)	(960,940)

Other expenses:
Interest expense	(35,609)	(26,310)
Contingent loss	(25,388)	–
Total other expenses	(60,997)	(26,310)

(Loss) before income tax	(883,290)	(987,250)

Income tax expense	–	–

Net (loss)	(883,290)	(987,250)

Net (loss) per share:
Basic	$(0.02)	$(0.02)

Weighted average number of shares
Basic	51,155,825	47,511,699

The accompanying notes are an integral part of these consolidated financial statements

F-21

KYN Capital Group Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

For the Years Ended December 31, 2016 and 2015

(Unaudited)

	For the years ended
	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Net (loss)	$(883,290)	$(987,250)
Adjustments to reconcile net income to net cash (used in) operating activities:
Depreciation	9,840	9,082
Stock based compensation	6,500	128,968
Convertible note issued for services rendered	120,000	–
Changes in operating assets and liabilities:
Increase in accrued interest payable - related party	654	556
Increase in accrued interest payable	34,955	25,754
Increase in accounts payable and accrued expenses	659,058	562,796
Increase in contingent liabilities	43,000	–
Net cash (used in) operating activities	(9,283)	(260,094)

Cash flows from investing activities:
Purchase of property and equipment	–	–
Net cash (used in) investing activities	–	–

Cash flows from financing activities:
Shareholders contribution	–	13,000
(Payments) to treasury stock	–	(3,700)
Proceeds from note payable - related party	9,575	50,854
Proceeds from note payable	–	200,000
Net cash provided by financing activities	9,575	260,154

Net increase in cash and cash equivalents	292	60

Cash and cash equivalents at the beginning of the quarter	60	–

Cash and cash equivalents at the end of the quarter	$352	$60

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of these consolidated financial statements

F-22

KYN Capital Group Inc. and Subsidiary

Condensed Consolidated Statements of Changes in Stockholders' Deficits

For the Years Ended December 31, 2016 and 2015

(Unaudited)

	Preferred shares		Common Stock		Treasury	Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Stock	Capital	Deficits	Total
Balance at December 31, 2014	–	$–	47,511,699	$47,512	–	$19,438	$(79,545)	$(12,595)

Shareholders contribution	–	–	–	–	–	13,000	–	13,000

Stock based compensation	260,000	260	–	–	–	128,708	–	128,968

Treasury stock	–	–	–	–	(3,700)	–	–	(3,700)
					–
Net (loss)	–	–	–	–	–	–	(987,250)	(987,250)

Balances at December 31, 2015	260,000	$260	47,511,699	$47,512	$(3,700)	$161,146	$(1,066,795)	$(861,577)

Stock based compensation	–	–	6,500,000	6,500	–	–	–	6,500

Net (loss)	–	–	–	–	–	–	(883,290)	(883,290)

Balances at December 31, 2016	260,000	$260	54,011,699	$54,012	$(3,700)	$161,146	$(1,950,085)	$(1,738,367)

The accompanying notes are an integral part of these consolidated financial statements

F-23

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

NOTE 1 – BASIS OF PRESENTATION

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting. All inter-company balances and transactions have been eliminated in consolidation. The Company has adopted a December 31 year end.

In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

NOTE 2 – ORGANIZATION AND BUSINESS BACKGROUND

KYN Capital Group Inc. (the “Company”) was originally incorporated on November 3, 2004 in the State of Nevada under the name of New Taohuayuan Culture Tourism Co. Ltd, which was an investment holding company. The Company was administratively abandoned and reinstated in March 2015 through a court appointed guardian – Custodian. On March 26, 2015, the Company changed its name to KYN Capital Group Inc. to reflect the acquisition of KYN Capital Group Inc., its operating subsidiary organized and exiting under the laws of the State of Wyoming. The Company’s common shares are quoted on the “Pink Sheets” quotation market under the symbol “KYNC”.

In March 2015, the Board of Directors of the Company approved to issue 260,000 control shares of Convertible Series A Preferred Stock to KYN Capital Interests, Inc, for its services in connection with reorganization of the Company and as consideration for the acquisition of the KYN Capital Group, Inc. subsidiary. Such issuance gave KYN Capital Interests, Inc a majority of the then issued and outstanding voting power, or 58.13%, of the Company, resulting in a change in control of the Company. KYN Capital Interests, Inc is also the holder of 47.79% interest of KYN Capital Group Inc., our operating subsidiary organized and exiting under the laws of the State of Wyoming (“KYN SUB”).

On April 9, 2015, the Company entered into a Plan of Exchange with KYN Capital Group Inc., a corporation organized and exiting under the laws of the State of Wyoming (“KYN SUB”), pursuant to which the Company acquired 100% of the Capital Shares of KYN SUB in exchange for an issuance by the Company of 47,500,000 shares of Common Stock to KYN SUB Shareholders, and/or their assigns. The above issuance gave KYN SUB Shareholders and/or their assigns a 'controlling interest' in the Company representing approximately 99.98% of the issued and outstanding shares of the Company’s Common Stock. The Company and KYN SUB were hereby reorganized, such that the Company acquired 100% of the Capital Shares of KYN SUB, and KYN SUB became wholly-owned operating subsidiary of the Company.

The transaction has been accounted for as a reverse acquisition and recapitalization of the Company whereby KYN SUB deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer). The accompanying consolidated financial statements are in substance those of KYN SUB, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of stock exchange transaction. The Company is deemed to be a continuation of the business of KYN SUB. Accordingly, the accompanying consolidated financial statements include the following:

(1)	The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2)	The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of stock exchange transaction.

F-24

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

NOTE 2 – ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

KYN Capital Group Inc. a Nevada corporation, and KYN Capital Group Inc. a Wyoming corporation, are hereinafter referred to as the “Company”.

The Company, through its wholly-owned subsidiary, is a Capital-Finance Leasing Company, primarily involved in real estate acquisitions, asset-based lending, and equipment-leasing. The Company specializes in acquiring real estate under market value, and the equity that is available for being taken out as capital to be re-invested into, asset-based lending, and equipment-leasing. The Company provides asset- based loans for companies and individuals that provide adequate, and suitable collateral for a loan. The loan amounts range from a minimum of $250,000 to a maximum of, $100 Million+.

NOTE 3 – GOING CONCERN UNCERTAINTIES

These financial statements have been prepared assuming that Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of December 31, 2016, the Company had an accumulated deficit of $1,950,085. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve certain - growing strategies, including - expansion of the business model into new markets. Management believes that these actions will enable the Company to improve future profitability and cash flow in its continuing operations through December 31, 2017. As a result, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivables, inventories, income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from these estimates.

Basis of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiary, KYN Capital Group Inc. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

F-25

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less as cash equivalents. As of December 31, 2016, the Company had no cash or cash equivalent balances in excess of the federally insured amounts, respectively. The Company’s policy is to invest excess funds in only well capitalized financial institutions.

Fixed assets

Fixed assets are carried at cost. Depreciation is computed using the straight-line method of depreciation over the assets estimated useful lives. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of fixed assets are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in income.

Fair value for financial assets and financial liabilities

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non- recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2016 nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the year ended December 31, 2016.

F-26

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant- date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Equity instruments issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification 505, Equity Based Payments to Non- Employees. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Income taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

For the year ended December 31, 2016, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2016, the Company did not have any significant unrecognized uncertain tax positions.

F-27

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net loss per share

The Company reports earnings (loss) per share in accordance with FASB Accounting Standards Codification 260 “Earnings per Share” (“ASC 260”). This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the earnings (loss) per share computations. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Therefore no diluted loss per share figure is presented. There were no adjustments required to net loss for the periods presented in the computation of basic loss per share.

The Company has not issued any options or warrants or similar securities since inception.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Subsequent events

The Company adopted FASB Accounting Standards Codification 855 “Subsequent Events” (“ASC 855”) to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the financial statements are issued or available to be issued.

F-28

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting standards

In March 2016, the FASB issued ASU 2016-09, Stock Compensation, which is intended to simplify the accounting for share-based payment award transactions. The new standard will modify several aspects of the accounting and reporting for employee share-based payments and related tax accounting impacts, including the presentation in the statements of operations and cash flows of certain tax benefits or deficiencies and employee tax withholdings, as well as the accounting for award forfeitures over the vesting period. The guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within that year, and will be adopted by the Company in the first quarter of fiscal 2017. The Company anticipates the new standard will result in an increase in the number of shares used in the calculation of diluted earnings per share and will add volatility to the Company’s effective tax rate and income tax expense. The magnitude of such impacts will depend in part on whether significant employee stock option exercises occur.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03, Interest—Imputation of Interest (Topic 83530): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs is not affected by ASU 2015-03. ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The Company has reclassified debt issuance costs from prepaid expenses and other current assets and other assets as a reduction to debt in the condensed consolidated balance sheets.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”), which applies guidance on the subsequent measurement of inventory. ASU 2015-11 states that an entity should measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonable predictable costs of completion, disposal and transportation. The guidance excludes inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for interim and annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company is not planning to early adopt ASU 2015-11 and is currently evaluating ASU 2015-11 to determine the potential impact to its condensed consolidated financial statements and related disclosures.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

NOTE 5 – FIXED ASSETS

The Company had fixed assets of $21,949 and $31,789 as of December 31, 2016 and 2015, respectively, consisting of the following:

	December 31, 2016	December 31, 2015
Furniture and equipment	$45,412	$45,412
Accumulated Depreciation	(23,463)	(13,623)
Net	$21,949	$31,789

F-29

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

NOTE 5 – FIXED ASSETS (CONTINUED)

The Company had deprecation expenses of $9,840 and $9,082 for the years ended December 31, 2016 and 2015, respectively.

NOTE 6 – NOTES PAYABLE

As of December 31, 2016, the Company had note payable in amount of $200,000 due on February 27, 2016 with interest at a rate of 12.99% per annum. The Note was originally entered into by and between the Note Holder and a related party of the Company on February 27, 2015 for the purpose of procuring financing for the benefit of, and use by the Company, which was assumed by the Company subsequently. For the year ended December 31, 2016, the Company recorded interest expenses related to this Note in amount of $28,055. The Note was in default as of the date of this report.

NOTE 7 – NOTES PAYABLE – RELATED PARTY

As of December 31, 2016, the Company had notes payable to related party in amount of $60,429 with Clem A Yeboah, President of the Company, for the Company’s daily operations including but not limited to, supplies, telephone, staff compensation, rent, website development and others. The notes were due in six months with interest at a rate of 5% per annum. Accordingly, the Company recorded interest expenses related to these loans in amount of $654 for the year ended December 31, 2016.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

On August 2, 2016, the Company entered into a 12% convertible promissory note with an unrelated party for services rendered in principal amount of $30,000. The Note bore interest at twelve percent per annum, matured August 2, 2017, and was convertible into common shares of the Company at a conversion price equal to 50% of the average of the lowest 3 closing bid prices within 10 business days prior to “Notice of Conversion”. Since there was no trading volume of the Company’s common stock and the Note was not able to be readily converted into cash, the Company believed there was no derivative liability related to the Note. For the year ended December 31, 2016, the Company recorded interest expenses related to the Note in amount of $1,500, which was included in accrued interest payable as of December 31, 2016.

On October 2, 2016, the Company entered into two 12% convertible promissory notes with two unrelated parties for services rendered in principal amount of $60,000 and $120,000, respectively. Both Notes bore interest at twelve percent per annum, matured on October 2, 2017, and were convertible into common shares of the Company at a conversion price equal to 50% of the average of the lowest 3 closing bid prices within 10 business days prior to “Notice of Conversion”. Since there was no trading volume of the Company’s common stock and both Notes were not able to be readily converted into cash, the Company believed there was no derivative liability related to both Notes. For the year ended December 31, 2016, the Company recorded interest expenses related to both Notes totaled $5,400, which was included in accrued interest payable as of December 31, 2016.

F-30

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

NOTE 9 – CAPITAL STRUCTURE

The Company filed an Amendment to Articles of Incorporation to increase its Capital Stock, $.001 par value, from 60,000,000 shares to 200,000,000 shares, $.001 par value, including authorized common stock of 190,000,000 shares, $.001 par value, and authorized preferred stock of 10,000,000 shares, $.001 par value. Out of the 10,000,000 shares of preferred stock, 260,000 shares were further designated as Convertible Series A Preferred Stock, each share of which has a conversion ratio of 1:100 and is entitled to one hundred vote on any and all matters considered and voted upon by the Corporation's Common Stock, and 3,000,000 shares were further designated as Series B Preferred Stock without conversion and voting right. As of December 31, 2016, the Company had 54,011,699 shares of Common Stock and 260,000 shares of Convertible Series A Preferred Stock issued and outstanding. There was no Series B Preferred Shares issued and outstanding.

NOTE 10 – STOCK BASED COMPENSATION

During the first quarter of 2016, the Company issued 1,750,000 shares of common stock of the Company to three different consultants for professional services rendered. The fair value of this stock issuance was $1,750 upon mutual agreement between the Company and the Consultants since there was no trading history for the Company’s common stock. Accordingly, the Company recognized stock based compensation of $1,750 to the consolidated statements of operations for year ended December 31, 2016.

During the third quarter of 2016, the Company issued 4,750,000 shares of common stock of the Company to a consultant and his assigns pursuant to a consulting service agreement entered into April 1, 2016. The fair value of this stock issuance was $4,750 upon mutual agreement between the Company and the Consultants since there was no trading history for the Company’s common stock. Accordingly, the Company recognized stock based compensation of $4,750 to the consolidated statements of operations for the year ended December 31, 2016. The agreement is currently in dispute and the Company is requesting the return of 4,750,000 shares from the Consultant. No settlement was reached as of the date of this report.

NOTE 11 – NET LOSS PER SHARE

The following table sets forth the computation of basic net loss per share for the years ended December 31, 2016 and 2015, respectively:

	December 31, 2016	December 31, 2015
Numerator:
- Net (loss)	$(883,290)	$(987,250)
Denominator:
- Weighted average shares outstanding - basic	51,155,825	47,511,699
Net loss per share - basic	$(0.02)	$(0.02)

NOTE 12 – COMMITMENTS AND CONTINGENCIES

The Company has a month-to-month arrangement for the use of space.

For the years ended December 31, 2016 and 2015, rent expense was $9,596 and $11,668, respectively.

F-31

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

NOTE 13 – CONTINGENT LIABILITIES

As of December 31, 2016, the Company had contingent liabilities of $43,000 due to the lawsuits set forth below.

On June 9, 2015, the Company was served with a Summons and Complaint entitled "ATAX New York LLC vs. KYN Capital Group Inc.", pursuant to which ATAX New York LLC, the creditor of the Company, alleged that he was owed $25,000 by the Company, representing the indebtednesses purchased, plus interest, cost, disbursements and attorney’s fees. The Company has been in negotiations with ATAX New York LLC, and has reached an agreement as to repayment schedule.

On July 31, 2015, the Company was served with a Summons and Complaint entitled "Williams Holding Corporation vs. KYN Capital Group Inc.", pursuant to which Williams Holding Corporation, the creditor of the Company, alleged that he was owed $18,000 by the Company, plus cost, pre-judgement interest and for such other and further relief the Court deems just and proper. The Company has been in negotiations with Williams Holding Corporation, but has not yet reached an agreement as to repayment schedule as of the date of this report.

The Company evaluated the potential loss and believed the loss was probable and the amount was estimable. Accordingly, the Company recorded contingent loss of $25,388 for the year ended December 31, 2016.

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to December 31, 2016 to the date these financial statements were issued. The Company does not have any material subsequent events to disclose in these financial statements other than the followings.

On August 3, 2017, the Company entered into a Services Agreement (the “Agreement”) with LQD Ventures, LLC, a Delaware Limited Liability Company d/b/a Minivest.com, an unrelated entity (“Minivest”), pursuant to which Minivest shall serve as a business advisor and online marketing platform to the Company in exchange for a 10% convertible promissory note of $100,000 (the “Note”). The Note is due on August 3, 2018 and convertible into the shares of Common Stock of the Company at a price of $0.0001 per share.

F-32

KYN CAPITAL GROUP INC. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

I, Clem Yeboah, certify that:

1.  I have reviewed the consolidated Financial Statements for the year ended December 31, 2016 of KYN Capital Group Inc. and subsidiary.

2.    Based on my knowledge, the financial statements, and other financial information included or incorporated by reference hereto, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented hereto.

Date: August 23, 2017

/s/ Clem Yeboah

Clem Yeboah

President

F-33

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1**	Articles of Incorporation
2.2*	Bylaws
4.1 ***	Form of Subscription Agreement
6.1*	Consultant Agreement with Coldriver Capital
6.2*	Addendum to Consulting Agreement
6.3*	Financial Advisory Agreement with Greentree Financial Group, Inc.
6.4*	Minvest Agreement
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.
15.1*	Specimen Stock Certificate
15.2*	Financial Statements for the period ended September 30, 2017
15.3*	Financial Statements for the year ended December 31, 2016

* Filed with the Company’s Form 1-A Offering Statement on December 12, 2017.

** Filed with the Company’s Form 1-A Amendment Offering Statement on January 17, 2018

***Filed with the Company’s Form 1-A Amendment Offering Statement on February 5, 2018

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 1, 2018.

(Exact name of issuer as specified in its charter):	KYN Capital Group, Inc.

By (Signature and Title):	/s/ Clem A. Yeboah
Clem A. Yeboah Chief Executive Officer (Principal Executive Officer).

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Melville W. Pugh III
Melville W. Pugh III
(Title):	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date):	March 1, 2018

SIGNATURES OF DIRECTORS:

/s/ Clem A. Yeboah	March 1, 2018
Clem A. Yeboah	Date

/s/ Melville W. Pugh III	March 1, 2018
Melville Pugh, III	Date

/s/ Elwood Lewis	March 1, 2018
Elwood Lewis	Date

/s/ Kingsley Sackey	March 1, 2018
Kingsley Sackey	Date

/s/ Jude Alfonso	March 1, 2018
Jude Alfonso	Date

35